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                                                                    Exhibit 10.8


Tivoli
Making Client/Server Work(TM)


                          SOFTWARE TASK ORDER AGREEMENT

THIS SOFTWARE TASK ORDER AGREEMENT ("Agreement") is made by and between TIVOLI SYSTEMS INC. (hereinafter "Tivoli"), with offices at 9442 Capital of Texas Highway North Arboretum Plaza One Suite 500, Austin, TX 78759 and Pencom Software, (hereinafter "Pencom"), with offices at 9050 Capital of Texas Highway North Austin Texas 78759.

                                    PREAMBLE

      Purpose - Tivoli desires to engage Pencom to perform software task orders including but not limited to; developing, enhancing, porting, creating, testing, support, and delivering certain programming materials as works made for hire, and Pencom is interested in accepting such engagement, subject to the parties' further agreement on the scope and terms of individual Work Statements which shall be incorporated as Exhibits to this Agreement. Tivoli and Pencom mutually agree that the terms and conditions set forth in this Agreement shall govern to all such engagements.

      NOW, THEREFORE, in consideration of the promises and covenants contained herein, the parties hereby agree as follows:

                              Section 1 DEFINITIONS

When used in this Agreement and in the Work Statement hereto, the capitalized terms listed below shall have the following meanings:

1.1 Code. Computer programming code. If not otherwise specified, "Code" shall include both Object Code and Source Code. "Code" shall include any Maintenance Modifications or Basic Enhancements thereto in existence from time to time, and shall include Major Enhancements thereto when added to the Code in connection with the Work Statement.

      a. Object Code. The machine-readable form of the Code.

      b. Source Code. The human-readable form of the Code and related system documentation, including all comments and any procedural code such as revision control files and shell scripts.

1.2 Deliverables. All Code, Documentation, and other materials developed for or delivered to Tivoli by Pencom under this Agreement and defined any applicable Work Statement attached hereto and made apart of this Agreement.

1.3 Derivative Work. A work that is based upon one or more preexisting works, such as a revision, modification, translation, abridgment, condensation, expansion, or any other form in which such preexisting works may be recast, transformed, or adapted, and which, if prepared without authorization of the owner of the copyright in such preexisting work, would constitute a copyright infringement. For purposes hereof, a Derivative Work shall also include any compilation that incorporates such a preexisting work.

1.4 Documentation. User manuals and other written materials that relate to particular Code, including materials useful for design (e.g. logic manuals and principles of operation). Documentation shall include any Maintenance Modifications of Basic Enhancements, and updates provided by Pencom to Tivoli from time to time, and shall include Major Enhancements thereto when added to the Documentation in connection with any individual Work Statement issued hereunder.

1.5 Enhancements. Changes or additions, other than Maintenance Modifications, to Code and related Documentation, including all new releases, that improve functions, add new functions, or significantly improve performance by changes in system design or coding.

Tivoli/Pencom Software Task Order Agreement (November 20, 1995)           Page 1
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      a. Basic Enhancements. Any Enhancements that are not Major Enhancements.

      b. Major Enhancements. Change or additions to Code and related Documentation that (1) have a value and utility separate from the use of Code and Documentation; (2) as a practical matter, may be priced and offered separately from the Code and Documentation; and/or (3) are not made available to any of Pencom's customers without separate charge.

1.6 Error. Any error, problem, or defect resulting from (1) an incorrect functioning of Code, or (2) an incorrect or incomplete statement or diagram in Documentation, if such error, problem, or defect renders the Code inoperable, causes the Code to fail to meet the specifications thereof, causes the Documentation to be inaccurate or incomplete in any material respect, causes incorrect results, or causes incorrect functions to occur when any such materials are used.

1.7 Maintenance Modifications. Any modifications or revisions, other than Enhancements, to Code or Documentation that correct errors, support new releases of the operating systems with which the Code is designed to operate, support new input/output (I/O) devices, or provide other incidental updates and corrections.

1.8 Specifications. The requirements for the work as defined collectively by the Work Statement.

1.9 a) Software Product(s) means one or more Tivoli Management Environment(TM) ("TME") proprietary computer software programs or Tivoli/Plus Modules in object code format, and their related materials which include the user manuals, documentation, and software release notes associated with them including updates, modifications or new releases of such software programs and documentation as may be provided by Tivoli to Pencom from time to time.

      b) "Toolkit" is defined as a Software Product which permits user customization or extension of the application Software and/or production of Developed Programs (currently such Toolkits are Tivoli/AEF(TM), Tivoli/EIF(TM) and Tivoli/ADE(TM).

1.10 Ported TME Software. means the ported version of the Software Products adapted to operate on specific hardware and software platforms as shall be further defined in any applicable Work.

1.11 New Work. "New Work" shall mean any idea, design, concept, technique, invention, discovery, or improvement whether or not patentable, made solely or jointly by Pencom and/or Pencom's employees and/or Pencom's subcontractors, or jointly by Pencom and/or Pencom's employees and/or Pencom's subcontractors with one or more employees of Tivoli and/or Tivoli's subcontractors, during the term of this Agreement and in the performance of any work under Work Statement issued hereunder, provided that either the conception or reduction to practice thereof occurs during the term of this Agreement and in the performance of work under the Work Statement issued hereunder.

1.12 Proprietary Data. "Tivoli Proprietary Data" is defined as unpublished Tivoli "know-how", which shall include (without limitation) computer program designs, algorithms, subroutines, system specifications, test data, charts, graphs, operation sheets and all other technical information, owned by Tivoli or under its control, relating to the deeelopment and production or use of the Tivoli preexisting work, defined in Exhibit A, and the design, configuration, programming, and protocol of the Tivoli pre-existing work. "Pencom Proprietary Data" is defined as unpublished Pencom "know-how", which shall include algorithms, subroutines and all other technical information, owned by Pencom or under its control, relating to the development and production or use of Pencom preexisting work, defined in Exhibit A, and the design, configuration, programming, and protocol of the Pencom pre-existing work.

Tivoli/Pencom Software Task Order Agreement (November 20, 1995)           Page 2
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                          Section 2 PROJECT MANAGEMENT

2.1 Project Manager. Upon execution of this Agreement, each party shall notify the other party of the name, business address, and telephone number of its Project Manager. The Project Manager of each party shall be responsible for arranging all meetings, visits, and consultations between the parties. The Project Manager shall also be responsible for receiving all notices under this Agreement and for all administrative matters such as invoices, payments, and amendments.

2.2 Scope of Work. The Work Statement agreed to by the parties shall define the scope of work. Additional scope of work hereunder, regardless of whether it relates to the same subject matter as the initial Work Statement or not shall become effective only upon execution by authorized representatives of both parties of a written amendment hereto.

                                Section 3 CHANGES

3.1 Changes in the Work Statement, Specifications or Deliverables of the Work Statement hereunder shall become effective only when a written change request is executed by authorized reprentatives of both parties.

3.2 Change requests that do not substantially affect the nature of Deliverables, their performance, or their functionality, and that do not change schedules or dollar amounts may be requested and/or accepted by the parties' Project Managers.

3.3 Pencom may not decline to accept any change requests that reduce the cost of performance, provided that an equitable adjustment in compensation is made for costs of any performance or preparation already undertaken. Pencom further may not decline any change requests that increase the cost or magnitude of scope, provided that the changes are reasonable in scope.

                      Section 4 COMPENSATION AND INVOICING

4.1 Payment for all services to be performed shall be set forth in the Work Statement.

      a. Fixed Price-Pencom compensation for Deliverables subject to milestones in the Work Statement shall be fixed price. Unless the Work Statement provides for progress payments, Tivoli shall pay the full amount of the fixed price upon Pencom's satisfactory completion of the Work Statement and Tivoli's acceptance or the work as provided therein.

      b. Royalties-Royalties, if any, will be paid by Tivoli to Pencom as defined in the Work Statement.

      c. Invoicing-Pencom will submit invoices to Tivoli for payment for work and/or Deliverables at such times as payment becomes due under the Work Statement. Invoices shall be payable net thirty (30) days after receipt of a proper invoice from Pencom unless otherwise specified in the Work Statement.

            1) Invoices shall specifically refer to the Work Statement milestone or Deliverables to which they relate. Whenever an invoice includes charges for time and materials if authorized by a Work Statement, the invoice shall detail names, and hours of Pencom's employees performing the work.

            2) Each invoice shall separately set forth reasonable travel and living expenses which have prior authorization for reimbursement by Tivoli. Supporting receipts as required by Tivoli's travel reimbursement guidelines shall accompany each invoice.

            3) Pencom shall maintain complete and accurate records in accordance with sound accounting practices to support all Pencom's charges invoiced to Tivoli under this Agreement for a period of three (3) years after expiration of termination of this Agreement.

                               Section 5 EXPENSES

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5.1   Except as expressly agreed otherwise by Tivoli in the Work Statement,
      Pencom shall bear all of its own costs and expenses arising from its performance of its obligations under this Agreement and the Work Statement issued hereafter, including (without limitation) facilities, work space, utilities, management, clerical reproduction services and supplies.

                        Section 6 DELIVERY AND ACCEPTANCE

6.1 Pencom shall deliver all Deliverables, upon completion, to Tivoli's technical coordinator for testing and acceptance. Unless a different procedure for testing and acceptance is set forth in the Work Statement, Tivoli's technical coordinator shall commence acceptance testing following its receipt of the Deliverables. Upon completion of such testing, Tivoli shall issue to Pencom's technical coordinator written notice of acceptance or rejection of the Deliverables. In the event of rejection, Tivoli shall give its reasons for rejection to Pencom's technical coordinator. Pencom shall use all reasonable effort to correct any deficiencies or nonconformity and resubmit the corrected items within thirty (30) days. Tivoli will no unreasonably reject acceptance. If Tivoli does not reply to Pencom wthin thirty (30) days after delivery with notice of acceptance or rejection then the the delivery will have deemed to be accepted.

                            Section 7 NOTICE OF DELAY

7.1 Pencom agrees to notify Tivoli promptly of any delay that may affect Pencom's ability to meet the requirements of the Work Statement under this Agreement, or that is likely to occasion any material delay in delivery of Deliverables. Such notice shall be given, including but not limited to the event of any loss or reassignment of key employees, threat of strike, or major equipment failure.

                         Section 8 OWNERSHIP AND RIGHTS

8.1 Ownership of Work Product by Tivoli. All Deliverables shall be owned by Tivoli and shall be considered works made for hire. Tivoli shall own all United States and international copyrights in the Deliverables and title to all Code in the Deliverables, including all modifications and Enhancements made by Pencom under this project. Tivoli shall retain all rights, title and interest to, and copyright in, Tivoli Code, and Derivative Work thereof, supplied to Pencom by Tivoli as a basis for Pencom's work.

8.2 Vesting of Rights. With the sole exception of any preexisting works identified in Section 8.3 hereof, Pencom agrees to assign, and hereby assigns to Tivoli, its successors and assigns, ownership of all United States and international copyrights in each and every Deliverable, insofar as any such Deliverable by operation of law, may not be considered a work made for hire. From time to time upon Tivoli's request, Pencom and/or its personnel shall confirm such assignment by execution and delivery of such assignments, confirmations of assignment, or other written instruments as Tivoli may request. Tivoli, its successors and assigns, shall have the right to obtain and hold in its own name all copyright registrations and other protection that be available for Deliverables.

8.3 Preexisting Works. In the event that any Deliverable constitutes a Derivative Work of any preexisting work, Pencom shall ensure that the Work Statement pertaining to such Deliverable so indicates reference to (1) the nature of such preexisting work, (2) its owner, (3) any restrictions or royalty terms applicable to Pencom's use of such preexisting work or Tivoli's exploitation of the Deliverable as a Derivative Work thereof, and
      (4) the source of Pencom's authority to employ the preexisting work in the preparation of the Deliverable. Before initiating the preparation of any such Deliverable that is a Derivative Work of a preexisting work licensed by Tivoli, Pencom shall cause Tivoli, its successors and assigns, to have and obtain the irrevocable, non-exclusive, worldwide, royalty-free license and right to (1) use, execute, reproduce, display, perform, distribute internally and externally, sell copies of, and prepare Derivative Works based upon all preexisting works and Derivative Works thereof, and (2) authorize or sub license others from time to time to do any or all of the foregoing.

8.4 Patent License. In addition, Pencom hereby grants to Tivoli, its successors and assigns, the royalty-free worldwide, non-exclusive right and license under any patents owned by Pencom, or with respect to which Pencom has a right to grant such rights and licenses, to the extent required by Tivoli to exploit the Deliverables and exercise its full rights in the Deliverables, including (without limitation) the right to make, use, license, sublicense and sell any product and services based on or incorporating such Deliverables.

8.5 Pencom Use of Tivoli Software Code and License Grant. Tivoli will deliver to Pencom Tivoli Object or Source Code and related documentation Software Products to the extent and as defined and required for in the Work

Tivoli/Pencom Software Task Order Agreement (November 20, 1995)           Page 4
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      Statement. Tivoli Software Products are provided to Pencom with the following limited license grant. Tivoli grants Pencom a non-exclusive, non-transferable, license to use the Software Products for internal use only for the purpose of development, enhancement, testing, and delivery of software product Deliverables as defined in the Work Statement and for Pencom maintenance support of the Pencom-supplied Tivoli Deliverable product or for subsequent work for Tivoli as the parties may agree by mutual written agreement and amendment hereto. Pencom may install and use Software Products on a Tivoli Server(s) and Licensed Computers only in the maximum number of copies of each Software Product as provided by Tivoli. The Tivoli Server host identification number and the number of licensed copies of each Software Product which are to be used are confirmed between Tivoli and Pencom in the License Key Certificate (License Key Request) Form which and which accompanies delivery of the Software Products. Pencom may also make a reasonable number of copies of the Software in machine-readable form solely for archive or backup purposes in accordance with Pencom's standard archive or backup policies and procedures. Except as provided in the Software documentation relating to Toolkits, Pencom is not authorized to modify, adapt trsnslate, or create derivative works based upon, in whole or in part any Software Products, or to reverse compile or disassemble the Software. Pencom may use Toolkits or Developed Program(s) only on Licensed Computers which are operating one or more suitably licensed Tivoli Software Products. The rights granted Pencom hereunder are restricted exclusively to Pencom and such license and use rights, Software Products, or Developed Programs may not be assigned, sub-leased, sub-licensed, sold or otherwise transferred.

       USE ON OTHER COMPUTERS. Pencom may use the Software Products on computers other than the Licensed Computers (i) temporarily, if the Licensed Computers cannot be used because of equipment or software malfunctions or
       (ii) if the Licensed Computers are replaced by Pencom with other computers provided there is no increase in the quantity of computers using Software Product(s) over the quantity of computers for which Pencom has purchased licenses for such product(s).

       DOCUMENTATION. Pencom may make, for its internal use only and only in conjunction with use of the Software Products, a reasonable number of printed copies of the Software Product user manuals/documentation which may be supplied to Pencom in CD/ROM, tape and/or hard copy format provided Pencom includes all Tivoli copyright and all other proprietary notices on the documentation on such copies it produces.

       TITLE. This Agreement grants Pencom no title or rights of ownership in the Software Products. All Software Products furnished by Tivoli, and all copies thereof made by Pencom, including translations, compilations, and partial copies, and all patches, revisions, and updates thereto are and shall remain the property of Tivoli or Tivoli's licensors, as applicable.

       PROPRIETARY MARKINGS. Pencom agrees not to remove or destroy any proprietary markings or proprietary legends placed on or contained within the Software Products or any related materials or documentation. Additionally, Pencom agrees to reproduce and include Tivoli's proprietary and copyright notices on any copies of the Software Products and related materials, or on any portion thereof, including reproduction of the international copyright notice.

                         Section 9 TECHNOLOGICAL MATTERS

9.1 Vesting of Rights. Pencorn hereby assigns to Tivoli, its successors and assigns, all New Work, together with the right to seek protection by obtaining patent rights therefor and to claim all rights or priority thereunder, and the same shall become and remain Tivoli's property whether or not such protection is sought.

9.2 Protection of Proprietary Data and Confidential Information. Pencom and Tivoli acknowledge and agree that their respective Proprietary Data comprises commercially valuable technology, the design and development of which reflect the effort of experts and the investment of substantial time and money. Pencom and Tivoli both recognize that the continued value of their respective Proprietary Data depends on the preservation and enforcement of the trade secrets, copyrights, and other proprietary interests embodied in their respective Proprietary Data and, in the case of Tivoli Proprietary Data, to be embodied in the work product. Therefore, Pencom and Tivoli agree, for their mutual benefit, to apply reasonable efforts to protect and defend the trade secrets and copyrights of each other, and Tivoli trade secrets and copyrights in the work product against unauthorized use or infringement. Pencom and Tivoli agree that each will take reasonable steps to ensure that all persons afforded access to the other's Proprietary Data protect such Proprietary Data against unauthorized use, dissemination, disclosure, reproduction or distribution. Any Confidential Information disclosed between the parties shall be subject to the terms of Exhibit B attached and incorporated into this Agreement.

                      Section 10 AGREEMENTS WITH EMPLOYEES

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10.1  Pencom shall obtain and maintain in effect written agreements with each of its employees and contractors who participate in any of Pencom's work under the Work Statement. Such agreements shall contain terms sufficient for Pencom to comply with all provisions of this Agreement and to support all grants and assignments of rights and ownership hereunder. Such agreements also shall impose an obligation of confidentiality on such employees with respect to Tivoli's confidential information.

                  Section 11 REPRESENTATIONS AND WARRANTIES

11.1 Pencom makes the following representations and warranties for the benefit of the Tivoli, as a present and ongoing affirmation of facts in existence at all times when this Agreement or the Work Statement is in effect:

      a. No Conflict. Pencom represents and warrants that it is under no obligation or restriction, nor will it assume any such obligation or restriction, that does or would in any way interfere or conflict with, or that does or would present a conflict of interest concerning, the work to be performed by Pencom under this Agreement and the Work Statement.

      b Ownership Rights. Pencom represents and warrants (1) that, except as provided in Section 8.3 hereof with respect to certain identified preexisting works licensed to Tivoli, it is the sole author of all works employed by Pencom in preparing any and all Deliverables; (2) that it has full and sufficient right to assign or grant the rights and/or licenses granted in the Deliverables pursuant to this Agreement; (3) that no Deliverables, including any preexisting works addressed in Section 8.3 hereof, have been published under circumstances that have caused a loss of copyright therein; and (4) that no Deliverables, including any preexisting works addressed in
            Section 8.3 hereof, infringe any patent, copyright, trademark, or other intellectual property rights (including trade secrets), or privacy or similar rights, of any third party, nor has any claim (whether or not embodied in action, past or present) of such infringement been threatened or asserted, nor is such a claim pending, against Pencom (or, insofar as Pencom is aware, any entity from which Pencom has obtained such rights).

      c. Conformity, Performance, and Compliance. Pencom represents and warrants (1) that all Deliverables shall be prepared in a workmanlike manner and with professional diligence and skill, (2) that all Deliverables will function on the machines and with the operating systems for which they are designed and as further defined in any individual Work Statement hereto, (3) that all Deliverables will conform to the specifications and function set forth in the Work Statement relating thereto, and (4) that Pencom will perform all work called for by the Work Statement in compliance with applicable law.

      d. Pencom Representations. Pencom represents and warrants upon its execution hereof and throughout the term of this Agreement and in the performance of the work hereunder that:

            1) All Pencom license agreements from third party licensors of Pencom concerning the hardware and/or software which Pencom uses in performing the work are in full force and effect,

            2) no such condition(s) exist which would adversely affect Pencom's ability to deliver the Deliverables at the milestones or checkpoints called for in the Work Statement.

                         Section 12 TERM AND TERMINATION

12.1 Term of Ageement. This Agreement shall be effective upon the parties execution of this Agreement, and shall remain in force for a period of two
      (2) years, unless otherwise terminated as provided herein; provided, however, that the Work Statement shall remain in effect after such termination, until the Work Statement is terminated as provided herein or performance thereunder is completed.

12.2 Termination of the Work. Tivoli may, at its sole option, terminate this Agreement and the Work Statement, or any portion thereof, upon fifteen
      (15) days written notice unless otherwise a different date is agreed upon for an individual Work Statement. Upon receipt of notice of such termination, Pencom shall inform Tivoli of the extent to which performance has been completed through such date, and collect and deliver to Tivoli whatever work product then exists, and in a manner prescribed by Tivoli. Pencom shall be paid for all work performed through the date of termination, provided that such payment shall not be greater than the payment that would have become due if the work had been completed. Pencom may not terminate the Agreement or Work Statement once Pencom has entered into this Agreement and Work Statement except as may otherwise be provided in the Work Statement. Upon termination of this Agreement or cancellation of the license hereunder Pencom shall immediately (i) return the Software Products and all copies of documentation to Tivoli or alternatively, provide written certification that all copies

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      of the Software Products and documentation have been destroyed, (ii) purge all copies of the Software Products or any portion thereof from all computers and from any computer storage device or medium on which Pencom has placed or has permitted others to place the Software Products.

12.3  Termination for Default.

      a. By Tivoli. If Pencom shall breach a material term and condition of this Agreement, violate the terms of the Tivoli License Agreement hereto for use of Tivoli Licensed Software, fall to meet a Deliverables delivery milestone or checkpoint or fail to make substantial progress in performing the work schedules called for in the Work Statement thereby jeopardizing the project schedule in the Work Statement, Tivoli may, after thirty (30) days' prior written notice to Pencom and during which period if Pencom falls to remedy such breach to Tivoli's satisfaction, terminate this Agreement and Work Statement at no cost or liability to Tivoli, except for any outstanding payments due at the time of Termination for work completed by Pancom and accepted by Tivoli. Notwithstanding the foregoing, for a material violation of the terms of the License Grant herein for use of Tivoli Licensed Software, Tivoli may terminate this Agreement and the license grant provided for Pencom's use of the Tivoli Licensed Software shall immediately cease.

      b. By Pencom. If Tivoli shall breach this Agreement by failing to make payment(s) for the work as provided in the Work Statement, Pencom may, after thirty (30) days' prior written notice to Tivoli and during which period if Tivoli fails to remedy such breach, terminate this Agreement and cease the work called for in the Work Statement. In which case Tivoli's obligation to make any outstanding payments due Pencom shall survive such termination.

      c. Liquidation. If either party is liquidated, dissolved, or ceases to carry on business on a regular basis as pertains to this Agreement and the liquidating party's obligations under this Agreement are not assumed by a successor or assignee, this Agreement may be terminated by either party with thirty (30) days written notice to the other.

12.4 Consequences of Termination by Tivoli. Except as provided in Section 12.3.b above, upon termination of the Agreement by Tivoli as provided in Sections 12.2 or 12.3 above Pencom shall immediately assign and deliver all completed work product to Tivoli.

12.5 Consequences of Termination by Pencom. Notwithstanding any term and condition in this Agreement to the contrary, upon termination of this Agreement by Pencom solely as provided in Section 12.3.b for default of payment by Tivoli, and without cure by Tivoli during the thirty (30) day notice period, Tivoli shall assign and Pencom shall obtain all right and title to Pencom Code embedded in the Deliverable which is completed at the time of such termination.

12.6 Survival. In the event of any termination of this Agreement, Sections 9 through 13 hereof shall survive and continue in effect and shall insure to the benefit of and be binding upon the parties and their legal representatives, heirs, successors, and assigns.

Tivoli/Pencom Software Task Order Agreement (November 20, 1995)           Page 7
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            Section 13 INDEMNIFICATION and LIMITATION OF LIABILITY

13.1  Indemnification.

      a. Upon proper notice as specified herein, Pencom agrees to indemnify and hold harmless Tivoli and its subsidiaries or affiliates under its control, and their directors, officers, employees and agents, and customers against any and all losses, liabilities, judgments, awards and costs (including legal fees and expenses) arising out of or related to any claim that Tivoli or its customers' use or possession of the Deliverables, or licenses granted thereunder, infringes or violates the copyright, trade secret or other proprietary right of any third party and where such cause of action directly relates to Pencom's work product, and Pencom shall, at its sole expense, provide Tivoli with all information, data and assistance reasonably required by Tivoli for Tivoli's defense thereof and Pencom shall indemnify and hold harmless Tivoli for all costs for Tivoli to defend and settle all suits or proceedings arising out of the foregoing.

      b. Upon proper notice as specified herein, Tivoli agrees to indemnify and hold harmless Pencom and its subsidiaries or affiliates under its control, and their directors, officers, employees and agents, and customers against any and all losses, liabilities, judgments, awards and costs (including legal fees and expenses) arising out of or related to any claim against Pencom that Tivoli or its customers' use or possession of the Deliverables, or the licenses granted thereunder, infringes or violates the copyright, trade secret or other proprietary right of any third party and where such cause of action directly relates to Tivoli's, and not Pencom's, Code portion of the Deliverable software, and Tivoli shall, at its sole expense, defend and settle all suits or proceedings arising out of the foregoing, and Pencom agrees to provide Tivoli with all information and assistance reasonably required by Tivoli in its defense or settlement thereof.

      c. Either party is required to provide reasonably timely notice to other party after it becomes aware of any claim that Tivoli or its customers' use or possession of the Deliverables, or the licenses granted hereunder, infringes or violates the copyright, trade secret or other proprietary right of any third party. Notice must be in writing specifying the nature of the claim and sent in the manner specified in Section 18 hereof.

      d. Either party shall be responsible for its own expense for the full defense for which indemnification would be owed; provided, however, that Tivoli shall be entitled to assume and conduct all such defenses, and Tivoli shall be liable for its own expenses for the defense of claims against Tivoli for which it is solely liable. Either party shall, before settling any such action, obtain the other party's written consent thereto, which consent shall not be unreasonably withheld. Neither Pencom nor Tivoli shall be liable hereunder for any settlement of any such claim made by the other party without its prior written approval or consent.

      e. In addition to the foregoing, should Tivoli or its customers' use of the Deliverables, pursuant to its business, because of Pencom's work product, be enjoined due to actual or alleged infringement of any patent, trademark, copyright, trade secret or other proprietary right of any third party, Pencom shall, at its sole option and expense either:

            1. Procure for Tivoli or its customers' the right to continue using the Deliverables;

            2. Replace or modify such Deliverables so it becomes non-infringing (which modification or replacement shall not adversely affect the specifications for, or the use or operation by, Tivoli or its customers' of such Deliverables); or

            3. If Pencom is unable under its best efforts to procure the right to use, replace or modify the Deliverables, as described above, Pencom shall reimburse Tivoli its work cost and/or royalties paid hereunder for the Deliverables.

13.2 Limitation of Liability. Except as provided in this Section 12 hereof, neither party shall be liable to the other for incidental or consequential damages hereunder.

Tivoli/Pencom Software Task Order Agreement (November 20, 1995)           Page 8

                            Section 14 MISCELLANEOUS

14.1 Force Majeure. Pencom shall be excused from delays in performing or from its failure to perform hereunder to the extent that such delays or failures result from causes beyond the reasonable control of such party; provided, however, that in order to be excused from delay or failure to perform, such party must act diligently to remedy the cause of such delay or failure.

14.2 No Agency. Pencom, in rendering performance under the Work Statement hereunder, is acting solely as an independent contractor. Tivoli does not undertake by this Agreement or otherwise to perform any obligation of Pencom, whether by regulation or contract. In no way is Pencom to be construed as the agent or acting as the agent of Tivoli in any respect, any other provisions of this Agreement or any Work Statements issued hereunder notwithstanding. Nothing herein shall be construed as having created a partnership or joint venture of any kind between the parties.

14.4 Section Headings; Exhibits. The section and subsection headings used herein are for reference and convenience only, and shall not enter into the interpretation hereof. The exhibits referred to herein and attached hereto, or to be attached hereto, including the Work Statement, are incorporated herein to the same extent as if set forth in full herein.

14.5 No Waiver. No delay or omission by either party hereto to exercise any right or power occurring upon any noncompliance or default by the other party with respect to any of the terms of this Agreement shall impair any such right or power or be construed to be a waiver thereof. A waiver by either of the parties hereto of any of the covenants, conditions, or agreements to be performed by the other shall not be construed to be a waiver of any succeeding breach thereof or of any covenant, condition, or agreement herein contained. Unless stated otherwise, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either party in law, in equity, or otherwise.

14.6 Authority of Pencom. Pencom has the sole right and obligation to supervise, manage, contract, direct, procure, perform, or cause to be performed all work to be performed by Pencom hereunder unless otherwise provided herein Pencom shall not subcontract any of the work requested by Tivoli under this Agreement without the prior written consent of Tivoli.

14.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

14.8 Notices. Under this agreement, if one party is required to give notice to the other, such notice shall be deemed given if mailed by US. mail, first class, postage prepaid, and addressed as follows (or as subsequently noticed to the other party):

        To Tivoli:                                         To Pencom:

        Tivoli Systems Inc.
        Attn. Business Operations
        9442 Capital of Texas Highway North, Suite 500
        Austin, TX 78750

14.9 No Assignment. Neither party may, without the prior written consent of the other party, assign or transfer this Agreement or any obligation incurred hereunder to any third party. Tivoli may transfer or assign its rights hereunder to a third party who acquires Tivoli by merger, reorganization, consolidation, or sale of all or substantially all of Tivoli's assets. Any attempt to by Pencom to assign or transfer this Agreement in contravention of this Section shall be void and of no force and effect.

14.11 Entire Agreement. This Agreement and the Exhibits annexed hereto, constitute the entire agreement between the parties and as such supersedes all other writings, understandings or agreements between the parties concerning the subject matter hereof.

Tivoli/Pencom Software Task Order Agreement (November 20, 1995)           Page 9

IN WITNESS WHEREOF, Tivoli and Pencom have caused this Agreement to be signed and delivered by their duly authorized representatives, all as of the date executed below.


          TIVOLI SYSTEMS INC. (Tivoli)        Pencom Software (Pencom)

          By:/s/ Chris A. Grafft              By:/s/ W. Frank King
             -------------------------        ------------------------------
          Name: Chris Grafft                  Name: W. Frank King
          Title: Vice President               Title: President
                 Products Division
          Date: November 20, 1995             Date: 12/6/95

Tivoli/Pencom Software Task Order Agreement (November 20, 1995)          Page 10

                                AMENDMENT NO 1 TO

          Tivoli Systems Inc. and Pencom Software Task Order Agreement

This amendment is made between the parties effective this 8th day of November 1996, to the Software Task Order Agreement (hereinafter the "Agreement") dated November 20, 1995 between Pencom Software and Tivoli Systems Inc. The parties agree to amend the Agreement as follows:

1. Pencom Software is no longer a division of Pencom Systems, Inc., but a separate, independently owned corporation renamed as PSW Technologies Inc. The Agreement is changed from Pencom Systems to PSW Technologies Inc. and the term "Pencom" is changed to mean "PSW" wherever it appears in the Agreement.

2. Sections a, b, and c of the Compensation Schedule of Exhibit E of the Agreement will be replaced by the following compensation plan:

o PSW will receive target compensation of 1.5871% of the annual Tivoli Product Revenue (Projected to be $89M) net of any prior payments made in 1996 as defined in Exhibit E. This net amount will be invoiced by PSW on or after December 31, 1996 and will be due Net 30 days after receipt. The maximum payment inclusive of all prior payments for 1996 made pursuant to Exhibit E shall be $1,412,500.

o PSW will receive an additional bonus of $137,500 for the General Available Release (GA) delivery to Tivoli, for Manufacturing and Distribution, of all of the following software ports which are currently scheduled to ship on or before December 31, 1996; SGI 5.X, SGI 6.X, NCR 2, NCR 3, Solaris X86, DG/UX 88, Sequent. Each of these ports consists of the Tivoli Platform, Tivoli Courier, Tivoli Sentry, and Logfile Adapter Applications. The Solaris X86 port also includes the Tivoli Admin Application. If these deliveries are achieved PSW will invoice Tivoli on or after December 31, 1996 and payment will be due Net 30 days after receipt.

All other terms and conditions of the Agreement remain in full force and effect.

The parties have read this Amendment and agree to its terms by their execution below.

Tivoli Systems Inc.                          PSW Technologies Inc.
By:/s/ Steven J. Bankhead                    By:/s/ Patrick Motola
-----------------------------------          -----------------------------------
Name: Steven J. Bankhead                     Name: PATRICK MOTOLA
Title: Manager, Porting Services             Title: CFO & VP OPERATIONS
Date: November 8,1996                        Date: 11/12/96